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                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549


                                   FORM T-1
                                  ----------

                      STATEMENT OF ELIGIBILITY UNDER THE
                       TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

               Check if an Application to Determine Eligibility
                of a Trustee Pursuant to Section 305(b)(2) __


                     STATE STREET BANK AND TRUST COMPANY
            (Exact name of trustee as specified in its charter)

           Massachusetts                              04-1867445
    (Jurisdiction of incorporation or              (I.R.S. Employer
organization if not a U.S. national bank)         Identification No.)

225 Franklin Street, Boston, Massachusetts            02110
 (Address of principal executive offices)           (Zip Code)

     John R. Towers, Esq.  Senior Vice President and Corporate Secretary
               225 Franklin Street, Boston, Massachusetts  02110
                                  (617) 654-3253
           (Name, address and telephone number of agent for service)

                                ---------------------


                               1ST SOURCE CORPORATION
                 (Exact name of obligor as specified in its charter)

            INDIANA                           35-1068133
(State or other jurisdiction of           (I.R.S. Employer
 incorporation or organization)          Identification No.)

               100 NORTH MICHIGAN STREET, SOUTH BEND, INDIANA 46601 (Address of principal executive offices) (Zip Code)


                                --------------------

                       FLOATING RATE SUBORDINATED DEBENTURES
                          (Title of indenture securities)


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                                  GENERAL

ITEM 1.     GENERAL INFORMATION.

            FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

            (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISORY AUTHORITY TO WHICH IT IS SUBJECT.

                     Department of Banking and Insurance of The Commonwealth of Massachusetts, 100 Cambridge Street, Boston, Massachusetts.

                     Board of Governors of the Federal Reserve System, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C.

            (B)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.
                     Trustee is authorized to exercise corporate trust powers.

ITEM 2.     AFFILIATIONS WITH OBLIGOR.

            IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

                     The obligor is not an affiliate of the trustee or of its parent, State Street Boston Corporation.

                     (See note on page 2.)

ITEM 3. THROUGH ITEM 15.      NOT APPLICABLE.

ITEM 16.    LIST OF EXHIBITS.

            LIST BELOW ALL EXHIBITS FILED AS PART OF THIS STATEMENT OF ELIGIBILITY.

            1. A COPY OF THE ARTICLES OF ASSOCIATION OF THE TRUSTEE AS NOW IN EFFECT.

                     A copy of the Articles of Association of the trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibit 1 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

            2. A COPY OF THE CERTIFICATE OF AUTHORITY OF THE TRUSTEE TO COMMENCE BUSINESS, IF NOT CONTAINED IN THE ARTICLES OF ASSOCIATION.

                     A copy of a Statement from the Commissioner of Banks of Massachusetts that no certificate of authority for the trustee to commence business was necessary or issued is on file with the Securities and Exchange Commission as
                     Exhibit 2 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

            3. A COPY OF THE AUTHORIZATION OF THE TRUSTEE TO EXERCISE CORPORATE TRUST POWERS, IF SUCH AUTHORIZATION IS NOT CONTAINED IN THE DOCUMENTS SPECIFIED IN PARAGRAPH (1) OR (2), ABOVE.

                     A copy of the authorization of the trustee to exercise corporate trust powers is on file with the Securities and Exchange Commission as Exhibit 3 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

            4. A COPY OF THE EXISTING BY-LAWS OF THE TRUSTEE, OR INSTRUMENTS CORRESPONDING THERETO.

                     A copy of the by-laws of the trustee, as now in effect, is on file with the Securities and Exchange Commission as
                     Exhibit 4 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Eastern Edison Company (File No. 33-37823) and is incorporated herein by reference thereto.

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            5.   A COPY OF EACH INDENTURE REFERRED TO IN ITEM 4, IF THE
            OBLIGOR IS IN DEFAULT.

                     Not applicable.

            6. THE CONSENTS OF UNITED STATES INSTITUTIONAL TRUSTEES REQUIRED BY SECTION 321(b) OF THE ACT.

                     The consent of the trustee required by Section 321(b) of the Act is annexed hereto as Exhibit 6 and made a part hereof.

            7. A COPY OF THE LATEST REPORT OF CONDITION OF THE TRUSTEE PUBLISHED PURSUANT TO LAW OR THE REQUIREMENTS OF ITS SUPERVISING OR EXAMINING AUTHORITY.

                     A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as
                     Exhibit 7 and made a part hereof.


                                  NOTES

            In answering any item of this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

            The answer to Item 2. of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.


                                     SIGNATURE

            Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, State Street Bank and Trust Company, a corporation duly organized and existing under the laws of The Commonwealth of Massachusetts, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston and The Commonwealth of Massachusetts, on the 19th day of February, 1997.

                                       STATE STREET BANK AND TRUST COMPANY


                                       By: /s/ PAUL D. ALLEN
                                          ------------------------------------
                                               PAUL D. ALLEN
                                               VICE PRESIDENT


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                                     EXHIBIT 6


                               CONSENT OF THE TRUSTEE

            Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issuance by 1ST SOURCE CORPORATION of its % SUBORDINATED DEBENTURES, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                       STATE STREET BANK AND TRUST COMPANY


                                       By: /s/ PAUL D. ALLEN
                                          ------------------------------------
                                               PAUL D. ALLEN
                                               VICE PRESIDENT

DATED:      FEBRUARY 19, 1997

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
                                 EXHIBIT 7

Consolidated Report of Condition of State Street Bank and Trust Company of
Boston, Massachusetts and foreign and domestic subsidiaries, a state banking institution organized and operating under the banking laws of this commonwealth and a member of the Federal Reserve System, at the close of business September 30, 1996, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act and in accordance with a call made by the Commissioner of Banks under General Laws, Chapter 172, Section 22(a).


                                                                                                               Thousands of
ASSETS                                                                                                         Dollars
Cash and balances due from depository institutions:
          Noninterest-bearing balances and currency and coin ..................................    1,385,597
          Interest-bearing balances ...........................................................    6,205,892
Securities.....................................................................................    8,693,549
Federal funds sold and securities purchased
          under agreements to resell in domestic offices
          of the bank and its Edge subsidiary .................................................    5,707,012
Loans and lease financing receivables:
          Loans and leases, net of unearned income ............    4,352,939
          Allowance for loan and lease losses .................       71,421
          Loans and leases, net of unearned income and allowances .............................    4,281,518
Assets held in trading accounts ...............................................................      702,030
Premises and fixed assets .....................................................................      364,550
Other real estate owned .......................................................................        1,100
Investments in unconsolidated subsidiaries ....................................................       65,775
Customers' liability to this bank on acceptances outstanding ..................................       36,351
Intangible assets .............................................................................       71,688
Other assets...................................................................................      835,647
                                                                                                 -----------
Total assets .............................................................................        28,350,709
                                                                                                 ===========
LIABILITIES

Deposits:
          In domestic offices .............................................................        8,283,786
                      Noninterest-bearing .......................  6,040,773
                      Interest-bearing ..........................  2,243,013
          In foreign offices and Edge subsidiary ..............................................    9,309,212
                      Noninterest-bearing .......................     53,213
                      Interest-bearing ..........................  9,255,999
Federal funds purchased and securities sold under
          agreements to repurchase in domestic offices of
          the bank and of its Edge subsidiary .................................................    7,014,421
Demand notes issued to the U.S. Treasury and Trading Liabilities ..............................      698,705
Other borrowed money ..........................................................................      690,865
Bank's liability on acceptances executed and outstanding ......................................       37,357
Other liabilities .............................................................................      695,718
                                                                                                 -----------

Total liabilities .............................................................................   26,730,064
                                                                                                 -----------

EQUITY CAPITAL
Common stock ..................................................................................       29,931
Surplus .......................................................................................      277,023
Undivided profits .............................................................................    1,311,920
Cumulative foreign currency translation adjustments  ..........................................        1,771
                                                                                                 -----------

Total equity capital ..........................................................................    1,620,645
                                                                                                 -----------

Total liabilities and equity capital ..........................................................   28,350,709
                                                                                                 ===========

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I, Rex S. Schuette, Senior Vice President and Comptroller of the above named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                Rex S. Schuette


We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                                                David A. Spina
                                                Marshall N. Carter
                                                Charles F. Kaye


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